                         SUBSIDIARIES OF AUTODESK INC.
                         -----------------------------             EXHIBIT 21.1


The Registrant owns 100% of the outstanding voting securities of the following corporations, all of which are included in the Registrant's consolidated financial statements:

                                            Jurisdiction of
        Name                                 Incorporation
- - ------------------------------           ------------------------

Autodesk (Europe) S.A.                   Switzerland
Autodesk AB                              Sweden
Autodesk AG                              Switzerland
Autodesk Asia Pte. Ltd.                  Singapore
Autodesk Australia Pty. Ltd.             Australia
Autodesk B.V.                            Netherlands
Autodesk Canada Inc.                     Canada
Autodesk Development Africa (Pty) Ltd.   Republic of South Africa
Autodesk Development B.V.                Netherlands
Autodesk Far East Ltd.                   Hong Kong
Autodesk Gesm bH                         Austria
Autodesk GmbH                            Germany
Autodesk International Ltd.              Barbados
Autodesk Korea Ltd.                      Korea
Autodesk Ltd.                            United Kingdom
Autodesk Ltd. Japan                      Japan
Autodesk Ltda                            Brazil
Autodesk R                               Russian Federation
Autodesk S.A.                            Spain
Autodesk S.A.                            France
Autodesk S.p.A.                          Italy
Autodesk Software limitada               Portugal
Autodesk spol. s.r.o                     Czechia
Autodesk, Inc. Taiwan                    Taiwan